                                  EXHIBIT 99.1


Schedule of computation of ratio of earnings to fixed charges of The Kroger Co. and consolidated subsidiary companies for the five fiscal years ended January 2, 1999 and for the two quarters ended August 14, 1999 and June 13, 1998.

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


                                2 Quarters Ended                       Fiscal Years Ended
                            ------------------------ ----------------------------------------------------------------
                             August 14,   June 13,   January 2,   December 27, December 28, December 30, December 31,
                               1999        1998         1999         1997         1996          1995         1994
                            (28 Weeks)  (24 Weeks)    (53 Weeks)   (52 Weeks)  (52 Weeks)    (52 weeks)   (52 weeks)
                            ----------  -----------  ------------ ------------ -----------  ------------ ------------
                                                           (in millions of dollars)
Earnings
  Earnings (loss) from
  continuing operations
  before tax expense
  and extraordinary loss .   $  453      $  178       $  871       $  954       $  701         $  591        $  473
  Fixed charges. . . . . .      563         512        1,038          679          595            596           582
  Capitalized interest . .       (3)         (4)          (9)         (10)         (12)           (11)           (5)
                             ------      ------       ------       ------       ------         ------        ------
                             $1,013      $  686       $1,900       $1,623       $1,284         $1,176        $1,050
                             ======      ======       ======       ======       ======         ======        ======

Fixed Charges
  Interest . . . . . . . .   $  351      $  324       $  654       $  397       $   361        $  369        $  356
  Portion of rental
  payments deemed to be
  interest. . . . . . . .       212         188          384          282           234           227           226
                             ------      ------       ------       ------       -------        ------        ------
                             $  563      $  512       $1,038       $  679       $   595        $  596        $  582
                             ======      ======       ======       ======       =======        ======        ======

Ratio of earnings to
  fixed charges . . . . .       1.8         1.3          1.8          2.4           2.2           2.0           1.8

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